Exhibit 5.2

July 31, 2014	ATTORNEYS AT LAW VEREX PLAZA 150 EAST GILMAN STREET MADISON, WI 53703-1481 POST OFFICE BOX 1497 MADISON, WI 53701-1497 608.257.5035 TEL 608.258.4258 FAX foley.com

CDW LLC

CDW Finance Corporation

CDW Technologies, Inc.

200 N. Milwaukee Avenue

Vernon Hills, Illinois 60061

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special Wisconsin counsel to CDW Technologies, Inc., a Wisconsin corporation (the “Wisconsin Registrant”). This opinion letter is being delivered in connection with the registration by CDW LLC, an Illinois limited liability company (“CDW”), and CDW Finance Corporation, a Delaware corporation (“CDW Finance” and, together with CDW, the “Issuers”), of $600,000,000 in aggregate principal amount of the Issuers’ Senior Notes due 2022 (the “Notes”) pursuant to a registration statement on Form S-3, to be filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2014 under the Securities Act of 1933, as amended (the “Act”) (such registration statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”).

The obligations of the Issuers under the Notes will be guaranteed by CDW Direct, LLC, an Illinois limited liability company (“CDW Direct”), CDW Government LLC, an Illinois limited liability company (“CDW Government”), CDW Logistics, Inc., an Illinois corporation (“CDW Logistics”), CDW Corporation, a Delaware corporation (the “Company”), and the Wisconsin Registrant (the “Guarantees”). (CDW Direct, CDW Government, CDW Logistics, the Company and the Wisconsin Registrant are hereinafter collectively referred to as the “Guarantors”, and the Issuers and the Guarantors are hereinafter collectively referred to as the “Registrants”. The Notes and the Guarantees will be issued under an indenture, a form of which has been filed as an exhibit to the Registration Statement (the “Indenture”) among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

In connection with issuing this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Wisconsin Registrant; (ii) certain resolutions adopted by unanimous written consent of the board of directors of the Wisconsin Registrant; (iii) the form of the Indenture; (iv) the form of the Underwriting Agreement with respect to the Notes (the “Underwriting Agreement”), by and among the Registrants and addressed to, and accepted by, Barclays Capital Inc. and Morgan Stanley & Co. LLC (collectively, the “Underwriters”); and (v) the Registration Statement.

CDW LLC

CDW Finance Corporation

CDW Technologies, Inc.

July 31, 2014

We note that various issues are addressed in the opinion of Kirkland & Ellis LLP, separately delivered to you, and we express no opinion with respect to those matters.

In rendering this opinion, we have, with your permission, relied on certificates of governmental officials and, as to certain factual matters, the certificate of an officer of the Wisconsin Registrant on file with our firm (the “Officer’s Certificate”) and assumed, without investigation, verification or inquiry: (i) the authenticity and completeness of all documents submitted to us as originals; (ii) the conformity to the originals and completeness of all documents submitted to us as copies; (iii) the authenticity and completeness of the originals of all documents submitted to us as copies; (iv) the legal capacity of all natural persons who are signatories to the documents reviewed by us; (v) the genuineness of the signatures on the documents reviewed by us; (vi) the authority of such persons signing on behalf of the parties thereto (other than the Wisconsin Registrant); and (vii) the due authorization, execution and delivery of all documents by the parties thereto (other than the Wisconsin Registrant).

We have also assumed that:

(i)	The Registration Statement will be effective and will comply with all applicable laws at the time the Notes and Guarantees are offered or issued as contemplated by the Registration Statement;

(ii)	All Notes and Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement;

(iii)	The Notes and Guarantees will be issued and sold in the form and containing the terms set forth in the Registration Statement and the Indenture;

(iv)	The Notes and Guarantees offered, as they will be executed and delivered, as well as the terms of the Indenture, do not result in a default under or breach of any agreement or instrument binding upon the Wisconsin Registrant;

(v)	The Registrants will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Notes and Guarantees being offered;

CDW LLC

CDW Finance Corporation

CDW Technologies, Inc.

July 31, 2014

(vi)	The Notes and Guarantees offered, as they will be executed and delivered, as well as the terms of the Indenture, comply with all requirements and restrictions, if any, applicable to the Wisconsin Registrant, whether imposed by any court or governmental or regulatory body having jurisdiction over the Wisconsin Registrant;

(vii)	The Underwriting Agreement will have been duly authorized and validly executed and delivered by the Wisconsin Registrant and the other parties thereto;

(viii)	At the time of execution, authentication, issuance and delivery of the Notes and Guarantees, the Indenture will be the valid and legally binding obligation of the Trustee;

(ix)	The Wisconsin Registrant will receive a corporate benefit from its execution, delivery and issuance of the Guarantees; and

(x)	The Trustee will have qualified under the Trust Indenture Act of 1939, as amended.

Based upon the foregoing, but subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1. Based solely on a certificate of the Wisconsin Department of Financial Institutions, the Wisconsin Registrant is a corporation validly existing under the laws of the State of Wisconsin. The Wisconsin Registrant has filed its most recent required annual report, and has not filed articles of dissolution, with the Wisconsin Department of Financial Institutions.

2. The Wisconsin Registrant has the corporate power to enter into, and perform its obligations under, the Guarantees to which it is a party.

3. No authorization, consent, approval, or other action by, and notice to or filing with, any State of Wisconsin governmental authority or regulatory body is required to be obtained or made by the Wisconsin Registrant for its due execution and delivery of, or the performance of its payment obligations under, the Guarantees to which it is a party, except (a) such as have been duly obtained or made and are in full force and effect, and (b) such as may be required by orders, decrees and the like that are specifically applicable to the Wisconsin Registrant and of which we have no knowledge; provided, however, that we express no opinion as to securities or blue sky laws or regulations.

4. The Wisconsin Registrant’s execution and delivery of, and the performance by the Wisconsin Registrant of its obligations under, the Guarantees to which it is a party does not: (a) constitute a breach or violation of the organizational documents of the Wisconsin Registrant; or

CDW LLC

CDW Finance Corporation

CDW Technologies, Inc.

July 31, 2014

(b) result in a violation of any applicable law, statute, or regulation of the State of Wisconsin (other than those laws, rules, and regulations specifically excluded below or otherwise specifically addressed in this opinion) which, in our experience, is normally applicable to transactions of the type contemplated by the Guarantees, without our having made any special investigation as to the applicability of any specific law, rule or regulation; provided, however, that we express no opinion as to securities or blue sky laws or regulations.

The foregoing opinions are subject to the following additional assumptions and qualifications:

A. Wherever we indicate that our opinion with respect to the existence or absence of facts is “to our knowledge” or with reference to matters of which we are aware or which are known to us, or with similar qualification, our opinion is, with your permission, based solely on the Officer’s Certificate and the current conscious awareness of the individual attorneys in this firm who have devoted substantive attention to the representation of the Wisconsin Registrant and without any special or additional investigation undertaken for purposes of this opinion.

B. Our opinion is limited by applicable bankruptcy, receivership, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, and other laws and judicially developed doctrines relating to or affecting creditors’ or secured creditors’ rights and remedies generally.

C. Except for records of the Wisconsin Registrant attached to the Officer’s Certificate and a certificate of status of the Wisconsin Registrant issued by the Wisconsin Department of Financial Institutions, we have not examined the records of the Wisconsin Registrant, any other Registrant, U.S. Bank National Association, the Trustee, any Underwriter, any holder of the Notes or Guarantees, or any court or any public, quasi-public, private, or other office in any jurisdiction or the files of our firm, and our opinions are subject to matters that an examination of such records would reveal.

CDW LLC

CDW Finance Corporation

CDW Technologies, Inc.

July 31, 2014

D. We have made no examination of, and express no opinion as to, whether or not the Wisconsin Registrant is in compliance with any representations or warranties, affirmative or negative covenants, or other obligations contained in the Notes or Guarantees or any agreement, instrument or document executed in connection therewith.

E. We express no opinion as to compliance by the Wisconsin Registrant with federal or state laws, statutes, and regulations generally applicable to the conduct of its business or as to consents, approvals, or other actions by federal or state regulatory authorities generally required for the conduct of its business.

F. We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Notes, Guarantees, Indenture or Underwriting Agreement with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than the Wisconsin Registrant to the extent expressly set forth herein).

G. We express no opinion herein as to: (i) securities or blue sky laws or regulations; (ii) antitrust or unfair competition laws or regulations; (iii) zoning, land use, or subdivision laws or regulations; (iv) labor, ERISA, or other employee benefit laws or regulations; (v) tax, environmental, racketeering, or health and safety laws or regulations; or (vi) local laws, regulations, or ordinances.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement filed pursuant to Rule 462(b) of the General Rules and Regulations promulgated under the Act with respect to the registration of additional Notes and Guarantees for sale in any offering contemplated by the Registration Statement and shall cover such additional Notes and Guarantees.

The opinions expressed herein are limited to the laws of the State of Wisconsin in effect on the date hereof as they presently apply, and we express no opinion herein as to the laws of any other jurisdiction. These opinions are given as of the date that the Registration Statement becomes effective under the Act, they are intended to apply only to those facts and circumstances that exist as of such date, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressees of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

CDW LLC

CDW Finance Corporation

CDW Technologies, Inc.

July 31, 2014

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose; provided, however, that Kirkland & Ellis LLP may rely upon this opinion for purposes of issuing its opinion letter of even date herewith relating to the Notes and Guarantees.

Very truly yours,

/s/ FOLEY & LARDNER LLP

FOLEY & LARDNER LLP